                                                                      Exhibit 4b
                                                                      ----------

                               WARRANT AGREEMENT

THIS WARRANT AND THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THERE IS (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (iv) UNLESS PURSUANT TO AN EXEMPTION THEREFROM UNDER RULE 144 (OR ANY SUCCESSOR PROVISION) OF THE ACT.

                              VIDEO UPDATE, INC.
                              ------------------

                   WARRANT TO PURCHASE [___________] SHARES
                            OF CLASS A COMMON STOCK

          VIDEO UPDATE, INC., a Delaware corporation (the "Company"), hereby certifies that, for value received, [PARIBAS BANK GROUP] (the "Initial Holder"), or its registered transferees, successors or assigns (collectively, together with the Initial Holder, the "holder"), is the registered holder of warrants (the "Warrants") to subscribe for and purchase [___________________________ (_________)] shares of the fully paid and nonassessable Class A Common Stock (as adjusted pursuant to Section 4 hereof, the "Warrant Shares") of the Company, at
                     ---------
a purchase price per share equal to $0.8719 (such price, as adjusted pursuant to
Section 4 hereof, the "Warrant Price"), subject to the provisions and upon the
---------
terms and conditions hereinafter set forth. As used herein, (a) the term "Common Stock" shall mean the Company's presently authorized Class A Common Stock, par value $.01 per share, and any stock into or for which such Class A Common Stock may hereafter be converted or exchanged, and (b) the term "Date of Grant" shall mean June __, 1999. The term "Warrant" as used herein shall be deemed to include any warrant issued upon transfer or partial exercise of this Warrant, unless the context clearly requires otherwise. This Warrant is being issued pursuant to (i) that certain Seventh Amendment and Waiver (the "Amendment") of even date herewith by and among the Company, the persons or institutions named as Banks on Schedule I to such Amendment, and Paribas, as
                               ----------
Agent, and (ii) that certain Engagement Letter, by and between the Company and U.S. Bancorp Libra, a division of U.S. Bancorp Investments, Inc., a Minnesota corporation ("USBL"). The holders are entitled to the benefits of the Registration Rights Agreement (the "Registration Rights Agreement") of even date herewith by and among the Company and the investors name therein (each an "Investor"). This Warrant, together with other similar warrants issued to the other Investors as of the date hereof, are referred to herein as the "Investor Warrants".

     1.   Term.  The purchase right represented by this Warrant is exercisable,
          ----
in whole or in part, at any time and from time to time from the Date of Grant through and including the close of business on June 16, 2006 (the "Expiration Date"); provided, however, that in the event that any portion of this Warrant is
        --------  -------
unexercised as of the Expiration Date, the terms of Section 2(b) below shall
                                                    ------------
apply.

     2.   Exercise.
          --------

          a.  Method of Exercise; Payment; Issuance of New Warrant.  Subject to
              ----------------------------------------------------
Section 1 hereof, the purchase right represented by this Warrant may be
---------
exercised by the holder hereof, in whole or in part and from time to time, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, and, except
   ---------
as otherwise provided for herein, by the payment to the Company of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased (the "Warrant Shares Purchase Price"). The Warrant Shares Purchase Price shall be payable (i) in cash, or (ii) by cancellation of such amount of loans made pursuant to the Amendment in a principal amount plus accrued interest thereon equal to the Warrant Shares Purchase Price. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised if exercised prior to the close of business on such date; otherwise, the date of record shall be the next business day. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised (including without limitation, exercise pursuant to Section 2(b)
                                                              ------------
below), a new Warrant representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty (30)-day period.

          b.  Automatic Exercise.  In the event that any portion of this Warrant
              ------------------
remains unexercised as of the Expiration Date and the fair market value (determined in accordance with Section 4(h) below) of one share of Common Stock
                               ------------
as of the Expiration Date is greater than the applicable Warrant Price as of the Expiration Date, then this Warrant shall be deemed to have been exercised automatically immediately prior to the close of business on the Expiration Date (or, in the event that the Expiration Date is not a business day, the immediately preceding business day) (the "Automatic Exercise Date"), and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such Automatic Exercise Date.
This Warrant shall be deemed to be surrendered to the Company on the Automatic Exercise Date by virtue of this Section 2(b) and without any action by the
                                ------------
holder of this Warrant or any other person, and payment to the Company of the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased shall be deemed to be made as of the Automatic Exercise Date pursuant to the conversion provisions of Section
                                                                        -------
2(c) below (without payment by the holder of any cash exercise price). As
----
promptly as practicable on or after the Automatic Exercise Date and in any event within thirty (30) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise.

               c.   Cashless Right to Convert Warrant into Common Stock; Net
                    --------------------------------------------------------
Issuance.
--------

                    (1)  Right to Convert.  In addition to and without limiting
                         ----------------
the rights of the holder hereof under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock as provided in this Section 2(c)
                                                                    ------------
at any time or from time to time during the term of this Warrant, including upon the Automatic Exercise Date. Upon exercise of the Conversion Right with respect to all or a specified portion of Warrant Shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any cash or other cash consideration) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing (i) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in Section 2(c)(2) hereof), which
                                              ---------------
value shall be equal to (A) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date less (B) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right by (ii) the fair market value of one (1) share of Common Stock on the Conversion Date.

     Expressed as a formula, such conversion shall be computed as follows:

     X  =  A - B
           -----
             Y

           Where:        X =  the number of shares of Common Stock to be issued
                              to the holder
                         Y =  the fair market value ("FMV") of one (1) share of
                              Common Stock
                         A =  the aggregate FMV (i.e., FMV x Converted Warrant
                              Shares)
                         B =  the aggregate Warrant Price (i.e., Converted
                              Warrant Shares x Warrant Price)

           No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date. For purposes of the

Registration Rights Agreement, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

                    (2)  Method of Exercise.  The Conversion Right may be
                         ------------------
exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in
Section 2(c)(1) hereof as the Converted Warrant Shares) in exercise of the
---------------
Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

                    (3)  Determination of Fair Market Value.  For purposes of
                         ----------------------------------
this Section 2(c), "fair market value" of a share of Common Stock shall have the
     ------------
meaning set forth in Section 4(h) below.
                     ------------

          3.   Stock Fully Paid; Reservation of Shares.  All Warrant Shares that
               ---------------------------------------
may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens, charges, and pre-emptive rights with respect to the issue thereof. The Company shall pay all transfer taxes, if any, attributable to the issuance of the Warrant Shares upon the exercise of this Warrant. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

          4.   Adjustment of Warrant Price and Number of Shares.  The number and
               ------------------------------------------------
kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

               a.   Merger, Sale, Reclassification.  In case of any (i)
                    ------------------------------
consolidation or merger of the Company with or into another entity (other than a merger in which the Company is the continuing corporation (A) and which does not result in any reclassification or change of the then outstanding shares of Common Stock or issuance of any dividend or other distribution of cash, securities or property to holders of the then outstanding shares of Common Stock, or (B) resulting solely in a change in par value, or from par value to no par value, or from no par value to par value, or in a stock split, subdivision or combination which is the subject of another paragraph in this Section 4),
                                                                 ---------
(ii) sale or other disposition of all or substantially all of the Company's assets or distribution of property to stockholders (other than distributions payable out of earnings or retained earnings), or (iii) reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of any stock split, subdivision or combination which is the subject of another paragraph in this Section 4), then the Company
                                                  ----------
shall take all necessary actions (including but not limited to executing and delivering to the holder of this Warrant an additional Warrant or other instrument, in form and substance mutually agreeable to the Company and the holder of this Warrant) to ensure that the holder of this Warrant shall thereafter have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such consolidation, merger, sale or other disposition, reclassification, change or conversion by a holder of the number of shares of Common Stock then purchasable under this Warrant (which, in the case of such a transaction in which holders of Common Stock were entitled to elect between different forms of consideration, shall be deemed to be the form of consideration received by a plurality of the electing holders of Common Stock). Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
                                                                         -------
4. The provisions of this Section 4(a) shall similarly apply to successive
-                         ------------
reclassifications, changes and conversions.

          b.   Subdivision or Combination of Shares.  If the Company at any time
               ------------------------------------
while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

          c.   Stock Dividends and Other Distributions.  If the Company at any
               ---------------------------------------
time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Section 4(a) or Section 4(b) hereof) of Common Stock, then the
                ------------    ------------
Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

          d.   Rights Offerings.  In case the Company shall, at any time after
               ----------------
the Date of Grant, issue to holders of shares of the capital stock of the Company (solely as a result of such holders' status as stockholders of the Company) any rights, options or warrants entitling them to subscribe for or purchase shares of Common Stock (or securities convertible or exchangeable into Common Stock) at a price per share of Common Stock (or having a conversion or exchange price per share of Common Stock if a security convertible or exchangeable into Common Stock) less than the fair market value per share of Common Stock on the record date for such issuance (or the date of issuance, if there is no record date), the Warrant Price to be in effect on and after such record date (or issuance date, as the case may be) shall be adjusted so that it shall equal the price determined by multiplying the Warrant Price in effect immediately prior to such record date (or issuance date, as the case may be) by a fraction (i) the numerator of which shall be the number of

Fully Diluted Shares of Common Stock outstanding on such record date (or issuance date, as the case may be) plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of such Common Stock so to be offered (or the aggregate initial exchange or conversion price of the exchangeable or convertible securities so to be offered) would purchase at such fair market value on such record date (or issuance date, as the case may
be) and (ii) the denominator of which shall be the number of Fully Diluted Shares of Common Stock outstanding on such record date (or issuance date, as the case may be) plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities to be offered are initially exchangeable or convertible). For purposes of this Warrant, "Fully Diluted Shares" shall mean the number of shares of Common Stock deemed to be outstanding calculated pursuant to the treasury stock method as contemplated by the Accounting Principles Board Opinion No. 15 (as referred to in Statement of Financial Accounting Standards No. 128). In case such subscription price may be paid in part or in whole in a form other than cash, the fair market value of such consideration shall be determined by the Board of Directors of the Company in good faith as set forth in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, provided, that in the event the Board of Directors is unable to make such a
--------
determination or holders of at least fifty-one percent (51%) of the Warrant Shares issuable under outstanding Investor Warrants disagree in writing with such determination, then the fair market value of such consideration shall be determined in the same manner as a Valuation Procedure under Section 4(h) below.
                                                             ------------
Such adjustment shall be made successively whenever such an issuance occurs; and in the event that such rights, options, warrants, or convertible or exchangeable securities are not so issued or are canceled, expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Price shall again be adjusted to be the Warrant Price that would then be in effect if such issuance had not occurred, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of this Warrant prior to the date such subsequent adjustment is made.

          e.   Other Special Distributions.  In case the Company shall fix a
               ---------------------------
record date for the making of a distribution (other than dividends, distributions or issuances referred to in Section 4(b), Section 4(c) or Section
                                          ------------  ------------    -------
4(d) above, and other than cash dividends to the extent paid out of the
----
consolidated net income of the Company, as determined in accordance with generally accepted accounting principles consistently applied, after the date hereof) to all holders of shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of cash, evidences of indebtedness, assets or subscription rights, options, warrants, or exchangeable or convertible securities containing the right to subscribe for or purchase shares of any class of equity securities of the Company, the Warrant Price to be in effect on and after such record date shall be adjusted by multiplying the Warrant Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the fair market value per share of Common Stock on such record date (determined in accordance with Section 4(h) below), less the cash and/or
                                    ------------
the fair market value (as determined by the Board of Directors of the Company in good faith as set forth in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights, options, warrants, or exchangeable or convertible securities applicable to one
(1) share of the Common

Stock outstanding as of such record date, provided, that in the event the Board
                                          --------
of Directors is unable to make such a determination or holders of at least fifty-one percent (51%) of the Warrant Shares issuable under outstanding Investor Warrants disagree in writing with such determination, then the fair market value of such consideration shall be determined in the same manner as a Valuation Procedure under Section 4(h) below, and (ii) the denominator of which
                          ------------
shall be such fair market value per share of Common Stock as determined in the manner set forth under Section 4(h) below. Such adjustment shall be made
                       ------------
successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of this Warrant prior to the date such subsequent adjustment was made.

          f.   Other Issuances and Adjustments.
               -------------------------------

               (1) In case the Company or any subsidiary thereof shall, at any time after the Date of Grant, issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or acquire shares of Common Stock (excluding (i) shares, rights, options, warrants, or convertible or exchangeable securities outstanding on the Date of Grant, or issued in any of the transactions described in Sections 4(b),
                                                                 -------------
4(c), 4(d) or 4(e) above, (ii) shares issued upon the exercise of such rights,
------------------
options or warrants or upon conversion or exchange of such convertible or exchangeable securities, and (iii) up to Three Million Nine Hundred Fourteen Thousand Eight Hundred Thirty Six (3,914,836) (subject to adjustment for splits, recapitalizations, or similar events) shares of Common Stock issued or issuable to directors, officers, employees or consultants of the Company or any subsidiary in connection with their service as directors, officers, employees or consultants pursuant to any stock grant, stock option, warrant or other right issued by the Company and approved by the Board of Directors of the Company under a duly adopted stock option or incentive plan in existence on the date hereof), at a price per share of Common Stock (determined in the case of such rights, options, warrants, or convertible or exchangeable securities by dividing
(x) the total amount received and/or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the total minimum consideration payable to the Company upon exercise, conversion, or exchange thereof by (y) the total maximum number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities) less than the higher of (A) the Warrant Price and (B) the fair market value per share of Common Stock (determined in accordance with Section 4(h) below and in the case of rights, options, warrants
                ------------
or convertible or exchangeable securities, determined at the time of issuance of such securities rather than upon exercise thereof), in each case on the date the Company fixes the offering price of such shares, rights, options, warrants, or convertible or exchangeable securities, then the Warrant Price shall be adjusted so that it shall equal the price determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction (i) the numerator of which shall be the sum of (A) the number of Fully Diluted Shares outstanding immediately prior to such sale and issuance plus (B) the number of shares of Common Stock which the aggregate consideration received or receivable (determined as provided herein) in connection with such sale or issuance would purchase at such higher price, and (ii) the denominator of which shall be the total number of Fully Diluted Shares outstanding immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made. In the event that any of the rights, options, warrants or convertible or exchangeable securities referred to in this paragraph
(1) are not so issued or are canceled, expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Price shall again be adjusted to be the Warrant Price that would then be in effect if the issuance of such rights, options, warrants or securities had not occurred, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of this Warrant prior to the date such subsequent adjustment is made. If the Warrant Price is adjusted pursuant to this subsection, no further adjustment shall be made upon the exercise of such rights, options or warrants or upon the conversion or exchange of such convertible or exchangeable securities, or upon the conversion or exchange of convertible securities issued upon the exercise of such rights, options or warrants.

          (2) In case the Company or any subsidiary thereof shall, at any time after the Date of Grant, make or agree to (i) any downward adjustment in the exercise, exchange or conversion price of, (ii) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of, or
(iii) any change in the consideration payable for the exercise, conversion or exchange of, any rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or acquire shares of Common Stock, other than such adjustment that is specifically contemplated and required under the terms of any such instrument as of the Date of Grant, then the Warrant Price shall be adjusted so that it shall equal the price determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior thereto, plus (B) the number of shares of Common Stock to be issued upon such exercise, conversion or exchange immediately prior thereto, multiplied by the aggregate amount of the fair market value of the consideration to be received by the Company upon such exercise, conversion or exchange immediately thereafter, and the denominator shall be the sum of (X) the number of shares of Common Stock outstanding immediately thereafter, plus
(Y) the number of shares of Common Stock to be issued upon such exercise, conversion or exchange immediately thereafter, multiplied by the aggregate amount of the fair market value of the consideration to be received by the Company upon such exercise, conversion or exchange immediately prior thereto. Such adjustment shall be made successively whenever such an issuance is made.

          (3)  For the purposes of an adjustment under this Section 4(f), the
                                                            ------------
maximum number of shares of Common Stock which the holder of any right, option, warrant or convertible or exchangeable security shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding; furthermore, the consideration received by the Company therefor shall be deemed to be equal to the price per share of Common Stock (determined in the case of such rights, options, warrants, or convertible or exchangeable securities by dividing (x) the total amount received and/or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the total minimum consideration payable to the Company upon exercise, conversion, or exchange thereof by (y) the total maximum number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities) multiplied by the number of shares deemed issued and outstanding in the previous sentence. In case the Company shall issue shares of Common Stock, or issue or make an adjustment to the exercise, exchange or conversion price of rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or acquire shares of Common Stock for a consideration consisting, in whole or in part, of consideration other than cash or its equivalent, then in determining the price per share of Common Stock and the consideration received by the Company, the Board of Directors of the Company shall determine, in good faith, the fair market value of said property, and such determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, provided, that in the event the Board of Directors is unable to make such a
--------
determination or holders of at least fifty-one percent (51%) of the Warrant Shares issuable under outstanding Investor Warrants disagree in writing with such determination, then the fair market value of such consideration shall be determined in the same manner as a Valuation Procedure under Section 4(h) below.
                                                             ------------
In case the Company shall issue shares of Common Stock, or issue or make an adjustment to the exercise or conversion price of rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or acquire shares of Common Stock, together with one (1) or more other security as a part of a unit at a price per unit, then in determining the price per share of Common Stock and the consideration received or to be by the Company, the Board of Directors of the Company shall determine, in good faith, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, the fair market value of the rights, options, warrants, or convertible or exchangeable securities then being sold as part of such unit, provided, that in the event the Board of Directors is unable to make
           --------
such a determination or holders of at least fifty-one percent (51%) of the Warrant Shares issuable under outstanding Investor Warrants disagree in writing with such determination, then the fair market value of such consideration shall be determined in the same manner as a Valuation Procedure under Section 4(h)
                                                                ------------
below.

          g.   Adjustment of Number of Shares.  Upon each adjustment in the
               ------------------------------
Warrant Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

          h.   Determination of Fair Market Value.  For purposes of those
               ----------------------------------
provisions of this Warrant requiring a determination in accordance with this
Section 4(h), "fair market value" as of a particular date (the "Determination
------------
Date") shall mean (i) if the Common Stock is publicly traded at the time of determination, the average of the closing prices on such day of the Common Stock on all domestic securities exchanges on which the Common Stock is then listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, if on any such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted on the NASDAQ system as of 4:00 P.M., New York time, on such day, or if on any day such security is not quoted on the NASDAQ system, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of

30 days consisting of the day as of which "fair market value" is being determined and the twenty-nine consecutive business days prior to such day (provided that, if fair market value is being determined as of the date of a
 --------
firm commitment public offering of the Common Stock, fair market value as of such date shall be the offering price for the Common Stock subject to such public offering); or (ii) if the Common Stock is not publicly traded at the time of determination, the Common Stock price per share determined by dividing Market Value (as defined below) by the outstanding number of Fully-Diluted Shares of Common Stock. "Market Value" means the highest price that would be paid for the entire common equity of the Company on a going-concern basis in an arm's-length transaction between a willing buyer and a willing seller (neither acting under compulsion), using valuation techniques then prevailing in the securities industry (but without giving effect to any discount in respect of a minority interest) and determined in accordance with the "Valuation Procedure" (as defined below) and assuming full disclosure and understanding of all relevant information and a reasonable period of time for effectuating such sale. For the purposes of determining the Market Value, (a) the exercise price of options or warrants to acquire Common Stock which are deemed to have been exercised for the purpose of determining the outstanding number of Fully-Diluted Shares of Common Stock, shall be deemed to have been received by the Company, (b)(i) the liquidation preference or indebtedness, as the case may be, represented by securities which are deemed exercised for or converted into Common Stock for the purpose of determining the outstanding number of Fully-Diluted Shares of Common Stock and (ii) any contractual limitation in respect of the shares of Common Stock relating to voting rights, shall be deemed to have been eliminated or canceled and (c) full effect shall be given to any discount that may arise as the result of the fact that the shares of Common Stock are not publicly traded.

          "Valuation Procedure" means, with respect to the determination of any amount or value required to be determined in accordance with such procedure, a determination (which shall be final and binding on the Company and the holders) made (i) by agreement among the Company and the holders of at least 51% of the Warrant Shares issuable under outstanding Investor Warrants (collectively, the "Requesting Holders") within twenty (20) days following the event requiring such determination or (ii) in the absence of such an agreement, by an Independent Financial Expert selected in accordance with the further provisions of this definition. If required, an Independent Financial Expert shall be selected within five days following the expiration of the 20-day period referred to above, either by agreement among the Company and the Requesting Holders or, in the absence of such agreement, by lot from a list of four potential Independent Financial Experts remaining after the Company nominates three, the Requesting Holders nominate three, and each side eliminates one potential Independent Financial Expert. The Independent Financial Expert shall be instructed by the Company and the Requesting Holders to make its determination within 20 days of its selection. The fees and expenses of an Independent Financial Expert selected hereunder shall be paid by the Company.

          "Independent Financial Expert" means a nationally-recognized investment banking firm (a) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company or any holder, (b) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement, is not (and none of whose directors, officers, employees or Affiliates is not), a promoter, director or officer of the Company or any Holder, (c) that has not been retained during the preceding two years by the Company or the holder for any purpose, and (d) that is otherwise qualified to serve as an Independent Financial Advisor. Any such person or entity may receive customary compensation and indemnification by the Company for opinions or services it provides as an Independent Financial Expert.

          5.   Notice of Adjustments.  Whenever the Warrant Price or the number
               ---------------------
of Warrant Shares purchasable hereunder shall be adjusted pursuant to Section 4
                                                                      ---------
hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, which shall be mailed (without regard to Section 14 hereof, by first class mail, postage prepaid) to the holder
          ----------
of this Warrant.

          6.   Fractional Shares.  No fractional shares of Common Stock will be
               -----------------
issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value (as determined in accordance with Section 4(h) above) of a share of Common
                                        ------------
Stock on the date of exercise.

          7.   Compliance with Securities Act; Disposition of Warrant or Warrant
               -----------------------------------------------------------------
Shares.
------

               a.   Compliance with Securities Act.  The holder of this Warrant,
                    ------------------------------
by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof, are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, unless the Warrant Shares to be received upon such exercise are intended to be included in a registration statement under the Act, the holder hereof shall confirm in writing, by executing the form attached as Schedule 1 to Exhibit A hereto, that the shares
                                             ---------

of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Act. All shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

          "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (iv) OTHERWISE COMPLYING WITH THE

          PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES
                        ---------
          WERE ISSUED DIRECTLY OR INDIRECTLY."

          In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

               (1) The holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for resale in connection with any "distribution" thereof for purposes of the Act in violation of the Act. Each of the holders acknowledges that such holder, or such holder's representatives, if any, has been given access to information about the Company, through written material provided in or attached to the Amendment, and through meetings with representatives of the Company, and has had an opportunity to verify the accuracy of such information, to ask questions of the Company's officers and directors, and has received answers to such holder's satisfaction. Each of the holders understands that the valuation and terms of the Warrant has been made solely through and upon negotiations between the Company and the holders, and not by an independent accountant, auditor, investment banker or third party. Each of the holders represents that such holder has evaluated the fairness of the terms and conditions of the Warrant to the extent he, she or it has deemed necessary. In making a decision to purchase the Warrant, each of the holders has relied solely on the information contained or referred to herein and upon independent investigations made by such holder in his, her or its discretion. In addition, none of the holders is purchasing any Warrant as a result or subsequent to: (1) any advertisement, article, notice, or other publication published in any newspaper, magazine, or similar broadcast media over the internet, television, or radio; or (2) any seminar or meeting whose attendees, including the holders, were invited as a result of, subsequent to, or pursuant to, any general solicitation.

               (2) The holder understands that this Warrant and the Warrant Shares have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein, and the assumption that holder resides at the address corresponding to him, her, or it on Schedule A to the Registration Rights Agreement.
   ----------

               (3) The holder further understands that this Warrant and the Warrant Shares must be held indefinitely unless subsequently registered under the Act and any applicable state securities laws, or unless exemptions from registration are otherwise available.

               (4) The holder is aware of the provisions of Rule 144 promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: the availability of certain public information about the Company, the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

               (5) The holder further understands that at the time it wishes to sell this Warrant and the Warrant Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the holder may be precluded from selling this Warrant and the Warrant Shares under Rule 144 even if the one (1)-year minimum holding period had been satisfied.

               b.   Disposition of Warrant or Warrant Shares. This Warrant and
                    ----------------------------------------
the Warrant Shares may be detached and sold or otherwise transferred, in whole or in part, separately from the loans made pursuant to the Amendment, except that the holder may not transfer the Warrant or the Warrant Shares in a transaction not effected on any securities exchange to any entity that is known at the time of such transfer to be a direct competitor of, or that controls or is controlled by or is under common control with an entity known to be a direct competitor of, the Company or any of its material subsidiaries. With respect to any offer, sale or other disposition of this Warrant, or any Warrant Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Warrant Shares, the holder hereof and each subsequent holder of this Warrant agrees to deliver, prior to the registration of any such transfer, a written opinion of such holder's counsel (which may be in-house counsel for such holder), if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of this Warrant or such Warrant Shares and indicating whether or not under the Act certificates for this Warrant or such Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with applicable law. If a determination has been made pursuant to this Section 7(b) that the opinion of
                                             ------------
counsel for the holder is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly after such determination has been made. The foregoing notwithstanding, this Warrant or such Warrant Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing this Warrant or the Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder satisfactory to the Company, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent or, if acting as its own transfer agent, the Company may stop transfer on its corporate books, in connection with such restrictions.

          8.   Rights as Stockholders; Information. No holder of this Warrant,
               -----------------------------------
as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of the directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. The foregoing notwithstanding, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the stockholders.

          9.   Representations and Warranties. The Company represents and
               ------------------------------
warrants to the holder of this Warrant, except as otherwise disclosed in the Amendment or any schedule or exhibit thereto, as follows:

               a. This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

               b. The Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and are not subject to any preemptive right of any stockholder of the Company;

               c. The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the holders thereof are as set forth in the certificate of incorporation of the Company, as amended to the Date of Grant (as so amended, the "Charter"), a true and complete copy of which has been delivered to the original holder of this Warrant;

               d. The execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Charter or by-laws of the Company, do not and will not contravene, in any material respect, any governmental rule or regulation, judgment or order applicable to the Company, do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby, and are not and will not, with the exception of the Amendment and the Registration Rights Agreement, be subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding to which the Company is a party, including such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting or disposition thereof;

               e. There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant;

               f. As of the Date of Grant, the authorized capital stock of the Company (of all classes and series, including Common Stock and preferred stock), the par value thereof, and the issued and outstanding amounts thereof, are as set forth on Schedule 9(f) hereof. The issuance and sale of all such interests
             -------------
was in compliance with all applicable federal and state securities laws, and all issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, and non-assessable. Other than the Warrants, and other than as specified on Schedule 9(f) hereof, as of the Date of
                                         -------------
Grant there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities, calls or other agreements, arrangements or commitments (including, without limitation, registration rights agreements) relating to the issued or unissued shares of the Company's capital stock or other securities, including any right of conversion or exchange under any outstanding security or other instrument. Other than the Registration Rights Agreement, the Warrants and any shares of Common Stock issued upon exercise of the Warrants are not and will not be subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding to which the Company is a party, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting or disposition thereof. There are not any outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth on Schedule 9(f), as
                                                             -------------
of the Date of Grant, there are not any securities, options, warrants, calls, rights, convertible or exchangeable securities or commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional shares of capital stock or other voting securities or stock equivalents of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or understanding. As of the Date of Grant, other than as specified on Schedule 9(f) hereof, the Company is not subject to
                           -------------
any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any of its capital stock.

          10.  Additional Rights of the Holders.
               --------------------------------

               10.1 Default Event. Subject to the other provisions of this
                    -------------
Warrant, there shall have occurred a "Default Event" under this Agreement if:
(i) at any time after December 31, 1999 the Company fails for any reason to honor any request for exercise of this Warrant by the holder hereof, provided
                                                                     --------
that such request is validly and properly made in accordance with the provisions of Section 2 hereof; (ii) at any time after December 31, 1999 the Company does
   ---------
not have a sufficient number of authorized and unissued shares of Common Stock in order to permit the exercise in full of all of the then-outstanding Warrants;
(iii) the Company has not caused a Registration Statement (as defined in the Registration Rights Agreement) to become effective by December 31, 1999 in accordance with Section 2(a) of the Registration Rights Agreement; (iv) at any
                ------------
time after a Registration Statement has been declared effective during the term of the Warrant, the effectiveness of such Registration Statement is suspended for any reason other than in accordance with Section 4(c) of the Registration
                                             ------------
Rights Agreement; (v) at any time after a Registration Statement has been declared effective during the term of the Warrant, the effectiveness of such Registration Statement is suspended for any period which, when added to the length of any previous such period of suspension, exceeds sixty (60) days; or
(vi) at any time after December 31, 1999 the shares of Common Stock of the Company are not listed on the NASDAQ National Market System, the Nasdaq Small Cap Market, or any national securities exchange.

          Upon the happening of one or more Default Events, the Warrant Price shall be reduced by five percent (5%) for each continuous 30-day period (pro-rated for portions thereof) in which each such Default Event exists, but in no event shall the Warrant Price be reduced below $0.45 per share. Such reduction shall be cumulative upon the happening of multiple simultaneous Default Events.

          In the event that the Investors elect to undertake an underwritten offering of Warrant Shares pursuant to Section 2(d) of the Registration Rights
                                       ------------
Agreement and/or a Default Event has occurred that resulted in material part from the failure of any Investor, or any underwriter selected by the Investor, to comply in a timely manner with the reasonable requests of the Company in effecting a registration pursuant to the Registration Rights Agreement, then the occurrence of a Default Event shall be delayed during the period of such noncompliance.

          10.2 Protective Provisions. Until the Expiration Date, the Company
               ---------------------
shall not, without the prior written consent of the holders of a majority of the then-outstanding Warrants, amend or modify the terms of the Company's outstanding Class B Warrants or the Unit Purchase Options issued to D.H. Blair Investment Banking Company (the "Derivative Securities") so as to (i) reduce the exercise prices of any of the Derivative Securities, (ii) extend the expiration dates of any of the Derivative Securities, (iii) increase the number of shares of capital stock issuable upon exercise of the Derivative Securities, or (iv) change the forms of consideration payable to the Company upon exercise of any of the Derivative Securities.

          10.3 Observer Rights. The Company shall invite a representative of
               ---------------
USBL and a single representative appointed by the Agent (as such term is defined in the Amendment) to attend all meetings of its Board of Directors in a nonvoting observer capacity (collectively, the "Designated Observers") and, in this respect, shall give the Designated Observers copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that the Designated Observers shall agree to hold in
--------  -------
confidence and trust all information so provided; and provided further, that the
                                                      -------- -------
Company reserves the right to withhold any information and to exclude the Designated Observers from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to the

Designated Observers or if such Investors or their representatives are direct competitors of the Company. In the case of telephonic meetings conducted in accordance with the Company's Certificate of Incorporation and bylaws, and applicable law, the Designated Observers shall be given the opportunity to listen to such telephonic meetings. The Designated Observers shall be given reasonable notice of each meeting of the Board of Directors (including telephonic Board meetings). The Company shall reimburse the Designated Observers for the reasonable out-of-pocket expenses incurred by such individuals in connection with attendance at meetings of the Board of Directors. The Company shall notify USBL and the Agent, as promptly as practicable, of the proposed taking of any material action by written consent of its Board of Directors in lieu of a meeting thereof and a copy of such written consent shall be provided to the Designated Observers as soon as possible.

          11.  Redemption.
               ----------

               11.1 At any time after two (2) years from the date hereof, if the Common Stock is at such time traded on an Exchange or quoted on NASDAQ and the last reported sales price per share of the Common Stock on the principal Exchange for such Common Stock (or, if the Common Stock is not then traded on an Exchange, on NASDAQ) is greater than Four Dollars ($4.00) (such price, as adjusted as contemplated in this Section 11, the "Target Price") on each of the
                                 ----------
twenty (20) consecutive trading days ending on the trading day immediately prior to the day on which the notice referred to in this sentence is given, then, upon not less than thirty (30) nor more than sixty (60) days' notice, the Company shall have the right, in its sole discretion, to repurchase ("Call") all, but not less than all, of the Warrants at a purchase price per share of Common Stock equal to $1.7438 in cash (such price, as adjusted as contemplated in this
Section 11, the "Call Purchase Price"); provided, however, that in the event of
----------
any adjustment in the Warrant Price contemplated by Sections 4(b) or 4(c) hereof, the Target Price and the Call Purchase Price shall each be simultaneously adjusted by multiplying it by the same fraction used for such adjustment in Section 4(b) or 4(c), as applicable.
              ------------    ----

          11.2 The Call right shall be exercisable by written notice (the "Call Notice") given to the holder (and any applicable assigns). The Company shall effect the repurchase of the Warrant pursuant to the Call Notice by paying the purchase price therefor in cash to the holder not less than thirty (30) nor more than ninety (90) days after delivery by the Company of the Call Notice; and at such time each holder shall deliver to the Company the Warrant to be repurchased (but not any Warrant Shares which have been issued under the Warrant) properly endorsed for transfer; provided, however, that at any time prior to such cash
                       --------  -------
payment, the holder shall be entitled to exercise or convert this Warrant pursuant to Section 2, and in the event of such exercise or conversion, the Call
            ---------
right shall be of no force and effect.

          11.3 Recapture Provisions Upon Call.
               ------------------------------

          If the Company purchases Warrants pursuant to this Section and subsequently, at any time up to the date twelve (12) months after the completion of such purchase (the "Resale Date") there occurs:

                    (1) a sale of assets or stock, reorganization, recapitalization or other transaction the result of which is that following such sale, reorganization, recapitalization or other transaction, there shall be a change of control, whether in one or a series of transactions; or

                    (2) a sale of all or substantially all of the Company's assets (determined on a consolidated basis) or sale of the Company's assets (determined on a consolidated basis) that represented at least 50% of the gross revenues of the Company (determined on a consolidated basis) for the most recently ended twelve (12) month period; and the consideration involved in such sale, reorganization, recapitalization or other transaction reflects a Warrant Share value which is greater than the Call Purchase Price of a Warrant, then the Company shall remit to the Holders from whom such Warrants were repurchased an amount equal to the product of:

                    (x)  the difference of:

                         (i)  the actual fair market value of the consideration
on a per Warrant Share basis involved in such subsequent sale, reorganization, recapitalization or other transaction; less

                         (ii) the Call Purchase Price;

                              multiplied by
                              -------------

                    (y) the number of Warrants purchased by the Company pursuant to this Section 11 pro rata according to the quantity of the Warrants
                 ----------     ----
sold by such Holders.

               b. If all or any portion of the consideration involved in any sale, reorganization, recapitalization or other transaction described in Section 11.3(a) hereof is non-cash consideration, a determination of the fair market value of such consideration shall be made in good faith by the Board or as otherwise provided in the Valuation Procedure.

          12.  Allocated Purchase Price. The Company and the holder hereby
               ------------------------
acknowledge that for the purposes of Section 1273(c)(2) of the Internal Revenue Code, this Warrant is a part of an investment unit with the loans being made by the holder to the Company under the Amendment and that the allocated purchase price of the Warrant is Five cents ($0.05). The Company and the holder agree to use the foregoing allocated purchase price as the purchase price of the Warrant for all income tax purposes.

          13.  Modification and Waiver. Subject to Section 23, this Warrant and
               -----------------------             ----------
any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

          14.  Notices. Unless otherwise specifically provided herein, all
               -------
communications under this Warrant shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii)
on the day of transmission if sent by facsimile transmission to a number provided to a party specifically for such purposes, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to Federal Express or similar overnight courier, or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to each such holder at the address for notice called for under Section 11(d) of the Registration Rights Agreement,
                            -------------
or to the Company at the address indicated therefor on the signature page of this Warrant. Any party hereto may change its address for purposes of this
Section 14 by giving the other party written notice of the new address in the
----------
manner set forth herein.

          15.  Binding Effect on Successors. This Warrant shall be binding upon
               ----------------------------
any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise or conversion of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights to which the holder hereof shall continue to be entitled after such exercise or conversion in accordance with this Warrant; provided, that the failure of the holder hereof to make any such
         --------
request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

          16.  Lost Warrants or Stock Certificates. The Company covenants to the
               -----------------------------------
holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any loss, theft or destruction, upon receipt of an executed lost securities bond or indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

          17.  Descriptive Headings. The descriptive headings of the several
               --------------------
paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

          18.  Governing Law. The validity, interpretation and performance of
               -------------
this Warrant shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State, regardless of the law that might be applied under principles of conflicts of law.

          19.  Survival of Representations, Warranties and Agreements. Each of
               ------------------------------------------------------
the respective representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) and the termination or expiration of any rights hereunder. Each of the respective agreements of each

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

of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

          20.  Remedies. In case any one (1) or more of the covenants and
               --------
agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

          21.  Acceptance. Receipt of this Warrant by the holder hereof shall
               ----------
constitute acceptance of and agreement to the foregoing terms and conditions.

          22.  No Impairment of Rights. The Company will not, by amendment of
               -----------------------
its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against material impairment.

          23.  Amendment. This Warrant may be amended by written agreement of
               ---------
the Company and holders of 51% of the Investor Warrants, collectively on an as-exercised basis, and such amendment shall be binding on all holders of this Warrant or Warrant Shares; provided, however, the consent of any holder of
                           --------  -------
Warrants affected by any amendment will be required for an amendment pursuant to which (i) the Warrant Price is increased, (ii) the number of Warrant Shares purchasable upon exercise of the Warrant is decreased (other than pursuant to any adjustments provided herein), (iii) the Expiration Date is changed, or (iv) any right of a holder under the Warrant is adversely impacted in a manner different than the other holders.

          24.  Registration Rights Agreement. The Company shall provide to the
               -----------------------------
holder hereof, upon written request, a true copy of the Registration Rights Agreement, as amended and modified to date.

          25.  Counterparts. This Warrant Agreement may be executed in any
               ------------
number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          26.  Limitations on Certain Holders.
               ------------------------------

               26.1 Limitation on Certain Transactions; Notice to Regulated
                    -------------------------------------------------------
Holders. The Company shall not convert or directly or indirectly redeem,
-------
purchase or otherwise acquire or take any other action affecting the outstanding voting capital stock of the Company or take any other action affecting the outstanding voting capital stock of the Company or take any other action affecting the voting rights of such shares, if, after giving effect to such redemption, purchase, acquisition or other action, any Regulated Holder, together with its Affiliates and transferees, would own more voting shares of the Company than are permitted to such Regulated Holder,

Affiliate or transferee under the Bank Holding Company Act (12 U.S.C. (S) 1841 et seq.) other than any class of voting securities which is (or is made prior to any such redemption, purchase, acquisition or other action) convertible into a class of non-voting securities which are otherwise identical to the voting securities and convertible into such voting securities on terms reasonably acceptable to such Regulated Holder), determined by assuming such Regulated Holder and its Affiliates and transferees (but no other holder) has exercised all of its Warrants and other convertible or exchangeable securities (each Regulated Holder being an "Affected Regulated Holder"), unless the Company first gives each Affected Regulated Holder advance written notice (the "Deferral Notice") of such action. The Company shall defer making any such conversion, redemption, purchase or other acquisition, or taking any such other action for a period of twenty (20) Business Days (the "Deferral Period") after delivering the Deferral Notice. The Company shall promptly take such actions as reasonably requested by each Affected Regulated Holder including, but not limited to, cooperating with each Affected Regulated Holder in any efforts by such Regulated Holder to dispose of its Excess Shares in a prompt and orderly manner, including providing (and authorizing such Regulated Holder to provide) financial and other information concerning the Company to any prospective purchaser of such Restricted Shares.

          26.2 For purposes of this Section 26,  the following definitions shall
                                    ----------
apply:

          a. "Affiliate" shall mean, as applied to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to "control" another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          b. "Conversion Event," with respect to the exercise of a Warrant by a Regulated Holder or its Affiliate that will result in such Regulated Holder or Affiliate owning more than 4.9% of the outstanding shares of the Company, shall mean (a) any public offering or public sale of securities of the Company (including a public offering registered under the 1933 Act and a public sale pursuant to Rule 144 of the Commission or any similar rule then in force), (b) any sale of securities of the Company to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Company's directors (provided that such sale has been approved by the Company's Board of Directors of a committee thereof), (c) any sale of securities of the Company to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Company (excluding any Warrant Shares disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Company's directors, (d) any sale of securities of the Company to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Company and (e) a merger, consolidation or similar transaction involving the Company if, after such transaction, a person or group of persons (within the meaning of the 1934 Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving company's directors (provided that the transaction has been approved by the Company's Board of Directors of a committee thereof).

          c. "Excess Shares" shall mean the number of shares of any class of voting securities of the Company held by an Affected Regulated Holder, together with its Affiliates and transferees (other than any class of voting securities which is (or is made prior to any redemption, purchase, acquisition or other action) convertible into a class of non-voting securities which are otherwise identical to the voting securities and convertible into such voting securities on terms reasonably acceptable to such Regulated Holder), determined by assuming such Affected Regulated Holder and its Affiliates and transferees (but no other holder) has exercised all of its Warrants and other convertible or exchangeable securities, in excess of the ownership threshold set forth above.

          d. "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or any other entity of whatever nature or any governmental authority, including but not limited to, any federal, state, local or other governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          e. "Regulated Holder" means any stockholder of the Company (i) that, directly or indirectly because of its ownership by an entity that is subject to Regulation Y, is subject to Regulation Y, and (ii) that holds Common Stock or warrants to purchase Common Stock.

          f. "Regulation Y" means Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such Regulation).

          g. "Restricted Shares" means the shares of Common Stock issued upon exercise of the Restricted Warrants.

          h. "Restricted Warrant" means, with respect to any Regulated Holder, any outstanding Warrant ever held of record by such Regulated Holder or its Affiliates which, upon the exercise of such Warrant, would cause such Regulated Holder to own more than 4.9% of any class of voting securities of the Company; provided, that any Warrant that is a Restricted Warrant shall cease to be a
--------
Restricted Warrant if it is exercised in connection with a Conversion Event and the Warrant Share(s) issued upon the exercise of such Warrant(s) are transferred in connection with such Conversion Event.

     IN WITNESS WHEREOF the parties hereto have executed this Warrant Agreement as of the day and year first above written.

COMPANY:                         VIDEO UPDATE, INC.,
                                 a Delaware corporation


                                 By: ______________________________________
                                     Name: Daniel A. Potter
                                     Title: Chairman and Chief Executive Officer

SIGNATURES OF INITIAL HOLDERS

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